SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 4, 2004

(Date of earliest event reported)

MK GOLD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-23042	82-0487047
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 East South Temple, Suite 2100

Salt Lake City, Utah 84111

(801) 297-6900

(Address of principal executive offices and telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On February 4, 2004, MK Gold Company (the “Company”) announced the completion of a new feasibility study for the Las Cruces Project. The feasibility study was undertaken to incorporate the requirements from the Declaration of Environmental Impact, the Mining Concession and various water permits into the Project. The press release announcing the new feasibility study is filed with this report as Exhibit 99 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99	Press release dated February 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK GOLD COMPANY

/s/ John C. Farmer
John C. Farmer
Chief Financial Officer and Secretary

Date: February 6, 2004

INDEX TO EXHIBITS

Exhibits
99	Press release dated February 4, 2004.